Press Release                                       Source: Fortuna Gaming Corp.


Fortuna Gaming Corp. Announces Two-For-One Forward Stock Split
Friday September 9

LAS VEGAS, Sept. 9 /PRNewswire-FirstCall/ -- Fortuna Gaming Corp., (OTC Bulletin
Board: FGAM.OB - News) http://www.fgam.com, today announced that it has approved a two-for-one forward stock split. The record date for the forward stock split will be Tuesday, September 13, 2005, with a payment date of Thursday, September 15, 2005. Stockholders as of the record date will be entitled to one additional share of common stock for each share of common stock held on that date. The forward split will be effective at the open on Friday, September 16, 2005. The stock symbol and CUSIP number will remain the same after the forward split.


About Fortuna Gaming Corp.


Through its wholly owned operating subsidiary, Fortuna Gaming Corp. is in the online and mobile poker business. The Company recently acquired the first software license made available by MobileGamingNow ('MGN') which is expected to allow the Company to establish itself as a leader in the online and mobile poker industry. The proprietary software enables qualified poker players to play the game of poker via the Internet and via cellular phones and other similar handheld devices. This is the first software of its kind to offer multi-player mobile gaming on a wide variety of handheld devices and as such, the Company anticipates being the first licensee and operator in this exciting sector of mobile gaming.


Legal Notice Regarding Forward Looking Statements


The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from acquisitions or actions in development are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.


     Contact:  Carl Hymans
               G. S. Schwartz & Co.
               212-725-4500 ext 304
               carlh@schwartz.com



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Source: Fortuna Gaming Corp.